Exhibit 23.1

Crowe Taiwan (TW) CPAs | 國富浩華聯合會計師事務所

Independent Member Crowe Global

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No.6 to the Registration Statement (Form S-1 Registration No. 333-228248) and our audit report dated April 3, 2019 contained therein and with respect to the consolidated financial statements and schedules of Emaginos, Inc. for the year ended December 31, 2017 and December 31, 2018, as filed with the Securities and Exchange Commission.

Taichung, Taiwan

April 3, 2019